Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229085) of Home BancShares, Inc. of our report dated June 17, 2026, relating to the financial statements and supplemental schedule of the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan (“the Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Peachtree Corners, Georgia
June 17, 2026